EXHIBIT 5 - OPINION OF KRYS BOYLE FREEDMAN GRAHAM SAWYER TERRY & MOORE, P.C.


                            KRYS BOYLE FREEDMAN GRAHAM
                            SAWYER TERRY & MOORE, P.C.
                               ATTORNEYS AT LAW
Telephone           600 17th Street, Suite 2700 South Tower        Facsimile
(303) 893-2300               Denver, Colorado 80202           (303) 893-2882




                                 July 17, 2002


Infinity, Inc.
211 West 14th Street
Chanute, Kansas  66720

Gentlemen:

     We have acted as counsel to Infinity, Inc., a Colorado corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, (i) $12,540,000 aggregate principal amount of 7% Convertible Subordinated Notes ("Notes"); (ii) $5,148,924 of additional Notes that may be issued in lieu of cash for interest (the "Additional Notes"); (iii) 2,051,074 shares of common stock, $0.0001 par value, of the Company issuable upon conversion of the Notes and the Additional Notes (the "Common Stock"); (iv) 200,000 placement agent warrants (the "Placement Agent Warrants"); (v) 200,000 shares issuable upon the exercise of the Placement Agent Warrants (the "Placement Agent Shares"); and (iv) 250,000 shares issuable upon the exercise of bridge loan options (the "Bridge Loan Option Shares"). The Notes are subject to an Indenture between the Company, as issuer, and Wilmington Trust Company, as Trustee. A holder of the Notes may convert the principal amount and any accrued but unpaid interest of a Note into shares of Common Stock at the conversion price of $8.625 per share, subject to adjustment. The Notes, Common Stock, the Placement Agent Warrants, the Placement Agent Shares and the Bridge Loan Option Shares are to be offered for sale by the holders of those securities.

     This opinion is being rendered in connection with the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

     In connection with this opinion, we have examined the Company's Articles of Incorporation and Bylaws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing and in reliance thereon, we are of the opinion that:

     1. The Notes have been duly authorized, executed and delivered by the Company and are binding obligations of the Company, enforceable against the Company in accordance with their terms.

     2. The Additional Notes, when issued in accordance with the terms of the Indenture, will be duly authorized, executed and delivered by the Company and will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

     3. The shares of Common Stock issuable upon conversion of the Notes and Additional Notes have been duly authorized and reserved for issuance upon conversion of the Note and Additional Notes, and when issued upon conversion of the Notes and Additional Notes in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.

     4. The Placement Agent Warrants have been duly authorized, executed and delivered by the Company and are binding obligations of the Company, enforceable against the Company in accordance with their terms.

     5. The Placement Agent Shares, when issued in accordance with the terms of the placement agent warrants, will be duly and validly authorized, legally issued, fully paid and nonassessable.

     6. The Bridge Loan Option Shares, when issued in accordance with the terms of the bridge loan options, will be duly and validly authorized, fully paid and nonassessable.

     Our opinion is based on and limited to the laws of the States of Colorado and New York, and they apply to the securities listed above.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                  Very truly yours,

                                  KRYS BOYLE FREEDMAN GRAHAM
                                    SAWYER TERRY & MOORE, P.C.


                                  By:/s/ Jon D. Sawyer
                                     Jon D. Sawyer